    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1998


                                                      REGISTRATION NO. 333-59749
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 3 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        P.F. CHANG'S CHINA BISTRO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             DELAWARE                             5812                            86-0815086
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                       5090 NORTH 40TH STREET, SUITE 160
                               PHOENIX, AZ 85018
                                 (602) 957-8986
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                ROBERT T. VIVIAN
                            CHIEF FINANCIAL OFFICER
                        P.F. CHANG'S CHINA BISTRO, INC.
                       5090 NORTH 40TH STREET, SUITE 160
                               PHOENIX, AZ 85018
                                 (602) 957-8986
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              CAMERON JAY RAINS, ESQ.                              CECIL SCHENKER, P.C.
              SCOTT M. STANTON, ESQ.                               J. PATRICK RYAN, ESQ.
               CHRISTIAN WAAGE, ESQ.                     AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
         GRAY CARY WARE & FREIDENRICH LLP                     300 CONVENT STREET, SUITE 1500
         4365 EXECUTIVE DRIVE, SUITE 1600                          SAN ANTONIO, TX 78205
                SAN DIEGO, CA 92121                                   (210) 281-7000
                  (619) 677-1400

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     The undersigned registrant hereby amends Part II and exhibits to its Registration Statement on Form S-1, Registration number 333-59749 as set forth in the pages attached hereto.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. The Company is paying all of the expenses incurred on behalf of the Selling Stockholders (other than underwriting discounts and commissions). All amounts shown are estimates except for the registration fee and the NASD filing fee.

Registration fee............................................  $ 16,963
NASD filing fee.............................................     6,250
Nasdaq National Market fee..................................    41,250
Blue sky qualification fees and expenses....................     5,000
Printing and engraving expenses.............................   200,000
Legal fees and expenses.....................................   300,000
Accounting fees and expenses................................   150,000
Transfer agent and registrar fees...........................    10,000
Fee for Custodian for Selling Stockholders..................    10,000
Miscellaneous...............................................    60,537
                                                              --------
          Total.............................................  $800,000
                                                              ========

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the DGCL permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Amended and Restated Certificate of Incorporation and By-laws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and executive officers which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

     These indemnification provisions and the indemnification agreements entered into between the Registrant and its executive officers and directors may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since July 31, 1995, the Registrant and its Predecessors have sold and issued the following unregistered securities:

     (a) Issuances of Shares of Common Stock.

     On January 31, 1996, the Registrant issued a total of 500 shares of Common Stock to Paul Fleming in exchange for an aggregate purchase price of $100.00, or $0.20 per share. On February 28, 1996, the Registrant issued a total of 2,499,500 shares of Common Stock to Paul and Kelly Fleming in exchange for their interests in the Predecessors.

     (b) Issuances of Shares of Preferred Stock.

     On February 1, 1996, the Registrant sold shares of Series A Convertible Redeemable Preferred Stock ("Series A Preferred Stock") convertible into 2,487,500 shares of Common Stock and Warrants exercisable for shares of Series A Preferred Stock convertible into 621,875 shares of Common Stock to accredited investors for an aggregate purchase price of $9,950,000. In September 1996, the Company issued additional shares of Series A Preferred Stock convertible into 189,635 shares of Common Stock to accredited investors for an aggregate purchase price of $758,540. On March 31, 1998, June 30, 1998 and September 30, 1998, the Company issued shares of Series A Preferred Stock as paid-in-kind dividends to holders of Series A Preferred Stock convertible into an aggregate of 122,284 shares of Common Stock.

     On May 1, 1997, the Registrant sold shares of Series B Convertible Redeemable Preferred Stock convertible into 758,565 shares of Common Stock to accredited investors for an aggregate offering price of $6,599,519.

     (c) Option Issuances to, and Exercises by, Employees and Directors.

     From June 28, 1996 to September 27, 1998, the Registrant issued options to purchase a total of 1,130,885 shares of Common Stock at a weighted-average exercise price of $4.61 per share to 54 employees. No consideration was paid to the Registrant by any recipient of any of the foregoing options for the grant of any such options. As of September 27, 1998, no employees had exercised their options.

     (d) Warrants

     In connection with the original capitalization of the Company, warrants to purchase shares of Series A Preferred Stock convertible into 62,190 shares of Common Stock at $4.00 per common share were issued to an investment bank. The warrants expire February 28, 2001.

     There were no underwriters employed in connection with any of the transactions set forth in Item 15.

     The issuances described in Items 15(a) and 15(b) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. In addition, the issuances described in Item 15(c) were deemed exempt from registration under the Securities Act in reliance on Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access, through employment or other relationships, to such information.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENT
   1.1*     Form of Underwriting Agreement.
   3.1      Certificate of Incorporation of the Company, as amended.
   3.2*     By-laws.
   4.1      Specimen Common Stock Certificate.
   4.2*     Amended and Restated Registration Rights Agreement dated May
            1, 1997.
   5.1*     Opinion of Gray Cary Ware & Freidenrich LLP.
  10.1*     Form of Indemnification Agreement for directors and
            executive officers.
  10.2*     1998 Stock Option Plan and forms of agreement thereunder.
  10.3*     1997 Restaurant Manager Stock Option Plan and forms of
            Agreement thereunder.
  10.4*     1996 Stock Option Plan and forms of Agreement thereunder.
  10.5*     1998 Employee Stock Purchase Plan.
  10.6*     Employment Agreement between Paul M. Fleming and the Company dated January 1, 1996, as amended September 2, 1998.
  10.7*     Series A Preferred Stock Purchase Agreement dated February
            1, 1996.
  10.8*     Series B Preferred Stock Purchase Agreement dated May 1,
            1997.
  10.9      Amended and Restated Revolving Line of Credit Loan Agreement
            between the Company and FFCA dated November 10, 1998.
  10.10*    Office Lease between the Company and U.S. West Business
            Resources, Inc. dated February 15, 1997.
  21.1*     List of Subsidiaries.

  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENT
  23.1      Consent of Independent Auditors (see page II-5).
  23.2*     Consent of Counsel (included in Exhibit 5.1).
  24.1*     Power of Attorney (see page II-4).
  27.1*     Financial Data Schedule.


------------------------------
 * Filed with the Registrant's Registration Statement on Form S-1 (File No. 333-59749).


     (b) Financial Statement Schedules.


     None.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, employee or agent of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, County of Maricopa, State of Arizona, on the 3rd day of December 1998.


                                          P.F. Chang's China Bistro, Inc.

                                          By: RICHARD L. FEDERICO*
                                            ------------------------------------
                                            Richard L. Federico
                                            Chief Executive Officer and
                                              President
                                            (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                     SIGNATURE                                    TITLE                    DATE
               RICHARD L. FEDERICO*                    Chief Executive Officer,       December 3, 1998
---------------------------------------------------      President and Director
                Richard L. Federico                      (Principal Executive
                                                         Officer)

               /s/ ROBERT T. VIVIAN                    Chief Financial Officer and    December 3, 1998
---------------------------------------------------      Secretary (Principal
                 Robert T. Vivian                        Financial and Accounting
                                                         Officer)

                 PAUL M. FLEMING*                      Director                       December 3, 1998
---------------------------------------------------
                  Paul M. Fleming

                  J. MICHAEL CHU*                      Director                       December 3, 1998
---------------------------------------------------
                  J. Michael Chu

               GERALD R. GALLAGHER*                    Director                       December 3, 1998
---------------------------------------------------
                Gerald R. Gallagher

                R. MICHAEL WELBORN*                    Director                       December 3, 1998
---------------------------------------------------
                R. Michael Welborn

              JAMES G. SHENNAN, JR.*                   Director                       December 3, 1998
---------------------------------------------------
               James G. Shennan, Jr.

                  YVES SISTERON*                       Director                       December 3, 1998
---------------------------------------------------
                   Yves Sisteron

             *By: /s/ ROBERT T. VIVIAN                                                December 3, 1998
   ---------------------------------------------
                 Robert T. Vivian,
                 Attorney-in-Fact

                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated January 26, 1998, except Note 11 as to which the date is August 27, 1998, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-59749) and related Prospectus of P.F. Chang's China Bistro, Inc. for the registration of 3,967,500 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona

December 2, 1998

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENT
   1.1*     Form of Underwriting Agreement.

   3.1      Certificate of Incorporation of the Company, as amended.
   3.2*     By-laws.
   4.1      Specimen Common Stock Certificate.
   4.2*     Amended and Restated Registration Rights Agreement dated May
            1, 1997.
   5.1*     Opinion of Gray Cary Ware & Freidenrich LLP.
  10.1*     Form of Indemnification Agreement for directors and
            executive officers.
  10.2*     1998 Stock Option Plan and forms of agreement thereunder.
  10.3*     1997 Restaurant Manager Stock Option Plan and forms of
            Agreement thereunder.
  10.4*     1996 Stock Option Plan and forms of Agreement thereunder.
  10.5*     1998 Employee Stock Purchase Plan.
  10.6*     Employment Agreement between Paul M. Fleming and the Company dated January 1, 1996, as amended September 2, 1998.
  10.7*     Series A Preferred Stock Purchase Agreement dated February
            1, 1996.
  10.8*     Series B Preferred Stock Purchase Agreement dated May 1,
            1997.
  10.9*     Amended and Restated Revolving Line of Credit Loan Agreement
            between the Company and FFCA dated November 10, 1998.
  10.10*    Office Lease between the Company and U.S. West Business
            Resources, Inc. dated February 15, 1997.
  21.1*     List of Subsidiaries.
  23.1      Consent of Independent Auditors (see page II-5).
  23.2*     Consent of Counsel (included in Exhibit 5.1).
  24.1*     Power of Attorney (see page II-4).
  27.1*     Financial Data Schedule.


------------------------------
 * Filed with the Registrant's Registration Statement on Form S-1 (File No. 333-59749).

** To be filed by amendment.

     (b) Financial Statement Schedules.

     None.